UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-27622	54-1796693
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

340 West Main Street
Abingdon, Virginia 24210-1128
(Address of principal executive offices, including zip code)

(276) 628-9181
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendment to Articles of Incorporation or Bylaws.

On March 23, 2018, the Board of Directors of Highlands Bankshares, Inc. (the “Company”) amended the Company’s Bylaws, effective immediately, to remove Section 6.3.  Section 6.3  had required reimbursement by a shareholder of the Company to the Company and/or to the Company’s officers or directors of litigation costs and expenses, including attorneys’ fees, in (i) any derivative proceeding in which the court does not determine that such proceeding resulted in a substantial benefit to the Company, (ii) certain proceedings relating to inspection of records in which the court does not determine that the Company refused inspection without a reasonable basis for doubt about the right of the shareholder to inspect the records demanded and (iii) in any other proceeding if the claiming party does not obtain judgment that the court determines resulted in a substantial benefit to the Company or its shareholders.

A copy of the Company’s bylaws, as amended and restated March 23, 2018, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
3.1	Amended and restated bylaws of the Company, approved by the board of directors on March 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 28, 2018	HIGHLANDS BANKSHARES, INC.

		By:	/s/ John H. Gray
John H. Gray
Chief Financial Officer